                                                                     EXHIBIT 5.2


                      [Kean, Miller, Hawthorne, D'Armond,
                       McCowan & Jarman, LLP letterhead]


                                November 6, 1997




Lamar Advertising Company
5551 Corporate Boulevard
Baton Rouge, Louisiana 70808

     We are furnishing this opinion in connection with the Registration Statement of Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed on November 7, 1997 by Lamar Advertising Company (the "Company") and certain subsidiaries of the Company listed as Additional Registrants in the Registration Statement (the "Subsidiary Guarantors") relating to the offer to exchange $200,000,000 aggregate principal amount of 8 5/8% Senior Subordinated Notes due 2007 (the "Exchange Notes") for the outstanding $200,000,000 aggregate principal amount of 8 5/8% Senior Subordinated Notes due 2007 (the "Existing Notes"). The Existing Notes were, and the Exchange Notes will be, issued and sold by the Company and guaranteed (the "Guarantees") by the Subsidiary Guarantors pursuant to an Indenture (the "Indenture") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), the form of which was filed as an exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 27, 1997. The exchange will be made pursuant to an exchange offer contemplated by the Registration Statement.

     We have acted as corporate counsel in connection with the Registration Statement and are familiar with the proceedings taken by the Company and the Subsidiary Guarantors in connection with the authorization, issuance and sale of the Existing Notes, the Exchange Notes and the Guarantees. We have made such examination as we consider necessary to render this opinion.

     Based upon the foregoing, we are of the opinion that:

     1. Each of the Subsidiary Guarantors has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, with full power and authority to execute, deliver and perform its Guarantee.

     2. The Guarantees have been duly authorized, executed and delivered by each of the Subsidiary Guarantors, and no consent or approval of any court or governmental agency or body is required for such execution and delivery except consents or approvals as may be required under federal securities laws or under state securities or Blue Sky laws.

     We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference to our Firm under the caption "Legal Matters" in the Prospectus filed as part thereof.


                              Very truly yours,

                              KEAN, MILLER, HAWTHORNE,
                              D'ARMOND, McCOWAN & JARMAN, L.L.P.

                              By: /s/ Ben R. Miller, Jr.
                                  --------------------------
                              Ben R. Miller, Jr.